QT Imaging 3:1 Reverse Stock Split Market Effective on October 24, 2025

Novato, Calif. – October 24, 2025 – QT Imaging Holdings, Inc. (“QT Imaging” or the “Company”) (OTCQB: QTIH), a medical device company engaged in research, development, and commercialization of innovative body imaging systems, today announced that it has implemented a 3:1 reverse stock split of the Company’s issued and outstanding common stock which became market effective on October 24, 2025. The market effectiveness has been referenced to by FINRA in the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission (the “SEC”) on October 23, 2025, which Form 8-K referred to market effectiveness on October 24, 2025.
In addition, the Company’s public warrants are being adjusted such that each warrant shall be exercisable for 0.33333809 shares of the Company’s common stock and the exercise price of the warrants is adjusted on a 2.9999572:1 basis to increase the exercise price from $2.30 per share to $6.90 per share.
Continental Stock Transfer and Trust Company (“CST”), the Company’s transfer agent, is acting as the exchange agent for the reverse stock split. Stockholders with book-entry shares or who hold their shares through a bank, broker or other nominee will not need to take any action. Stockholders of record holding certificates representing pre-split shares of the Company’s common stock, as applicable, will receive a letter of transmittal from CST with instructions on how to surrender certificates representing pre-split shares. Stockholders should not send in their pre-split certificates until they receive a letter of transmittal from CST. Unless a stockholder specifically requests a new paper certificate or holds restricted shares, stockholders of record who held pre-split certificates will receive their post-split shares book-entry and will be receiving a statement from CST regarding their common stock ownership post-reverse stock split.
Additional information about the reverse stock split can be found in the Company’s definitive proxy statement (the “Proxy Statement”) filed with the SEC on July 17, 2025, which is available free of charge at the SEC’s website, www.sec.gov, and on the Company’s website at https://qtimaging.com.

Stephen Kilmer
Head of Investor Relations
Stephen.Kilmer@qtimaging.com
Direct: (646) 274-3580
About QT Imaging Holdings, Inc.
QT Imaging Holdings, Inc. is a public (OTCQB: QTIH) medical device company engaged in research, development, and commercialization of innovative body imaging systems using low frequency sound waves. QT Imaging Holdings, Inc. strives to improve global health outcomes. Its strategy is predicated upon the fact that medical imaging is critical to the detection, diagnosis, and treatment of disease and that it should be safe, affordable, accessible, and centered on the patient’s experience. For more information on QT Imaging Holdings, Inc., please visit the company’s website at www.qtimaging.com.
Breast Acoustic CT™ is a trademark of an affiliate of QT Imaging Holdings, Inc.
Forward-Looking Statements
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Such statements contain words such as “will,” and “expect,” or the negative thereof or comparable terminology, and include (without limitation) statements regarding the Company’s planned reverse stock split on Nasdaq, and the Company’s expectations, hopes, beliefs, intentions, plans, prospects or strategies regarding its future business plans. Forward-looking statements involve certain risks and uncertainties, and actual results may differ materially from those discussed in any such statement. These risks include, but are not limited to: research results from the use of the QT Imaging Breast Acoustic CT Scanner, the ability of QT Imaging Holdings to sell and deploy the QT Imaging Breast Acoustic CT Scanner, the ability to extend product offerings into new areas or products, the ability to commercialize technology, unexpected occurrences that deter the full documentation and “bring to market” plan for products, trends, and fluctuations in the industry, changes in demand and purchasing volume of customers, unpredictability of suppliers, the ability to attract and retain qualified personnel, and the ability to move product sales to production levels. Additional factors that could cause actual results to differ are discussed under the heading “Risk Factors” and in other sections of QT Imaging Holdings’ filings with the SEC, and in its other current and periodic reports filed or furnished from time to time with the SEC. All forward-looking statements in this press release are made as of the date hereof, based on information available to QT Imaging Holdings as of the date hereof, and QT Imaging Holdings assumes no obligation to update any forward-looking statement.